EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of TRI-S Security Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of March 22, 2006.

KAIZEN MANAGEMENT, L.P.

By:	Kaizen Capital, L.L.C., its general partner

By:	/s/ David W. Berry

David W. Berry
Manager

KAIZEN CAPITAL, L.L.C.

By:	/s/ David W. Berry

David W. Berry
Manager

SELECT CONTRARIAN VALUE PARTNERS, L.P.

By:	Kaizen Management, L.P., its general partner

By:	Kaizen Capital, L.L.C., its general partner

By:	/s/ David W. Berry

David W. Berry
Manager

/s/ David W. Berry

David W. Berry